Exhibit 99.3

For Immediate Release

RedChip/Newtek Risk Alliance debuts at RedChip Conference

on Tuesday May 29th 2007 in San Francisco

New York, N.Y. – May 21, 2007 – Newtek Business Services, Inc. (NASDAQ:NEWT) (www.newtekbusinessservices.com), a provider of business services and financial products to the small business market under the Newtek™ brand, announced that Newtek will attend the RedChip Conference on May 29th in San Francisco as an exhibitor to discuss and offer risk and insurance solutions to small and micro cap public and private companies. Through its 50 state licensed insurance agency, Newtek will meet with members of the investment hedge fund and private equity communities to discuss insurance solutions for money managers, investors, as well as CEO’s and CFO’s of exhibiting companies.

Newtek’s presence at the conference will mark the debut of the Newtek/RedChip Risk Alliance (RCNRA) which provides risk assessment and analysis for small sized and micro cap companies, hedge fund managers, and private equity managers. Clients can easily inquire about these products and services by visiting www.redchip.com. Or follow the direct link to Newtek’s insurance services - https://www.newtekreferrals.com/alliances/rc/ or Newtek’s business solutions -https://www.newtekreferrals.com/alliances/cu/list.htm?company_id=10602.

About RedChip

For over 15 years RedChip has been dedicated to “discovering tomorrow’s blue chips todayTM.” RedChip’s long history of success includes putting research coverage on StarbucksTM, NikeTM, MarketWatch.comTM, DaktronicsTM and many other companies. RedChip’s analysts seek out up-and-coming and undiscovered small-cap companies before they were Blue Chips.

RedChip has developed the most comprehensive research and investor relations platform for small-cap companies available in the market today. Products are designed to give clients exposure to thousands of serious investors looking for opportunities in the small-cap sector. RedChip achieves better visibility with a thorough understanding of clients’ corporate profile, financial landscape and institutional perception.

About Newtek Insurance Agency

Newtek Insurance Agency, formerly Financial Keyosk, a majority-owned subsidiary of Newtek Business Services, Inc. (NASDAQ: NEWT) (www.newtekbusinessservices.com), is an alternative insurance distributor helping financial institutions and agents establish or expand insurance operations. In keeping with the Newtek commitment to high-quality services and customer care, Newtek Insurance Agency represents only highly-rated insurance companies and supports their products with a technologically advanced service center staffed with helpful licensed insurance agents. Plus, our paperless technology makes it possible for our insurance back office to be used as an outsourced agency to support banks, credit unions and other agents wanting to sell insurance to their customers.

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor to the small to medium-sized business market under the Newtek TM brand. According to the SBA, there are over 25.8 million small businesses in the United States, which in total represent 99.7% of all employer firms, generate 60 – 80% of all new jobs annually and create more than 50% of non-farm private GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 78,000 business accounts with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

•	Business Lending: Business loans to start up, acquire, or expand a business

•	Electronic Payment Processing: Credit card, debit card, check conversion, and ACH solutions

•	Insurance Services: Nationwide commercial and personal lines of insurance

•	Outsourced Digital Bookkeeping: Bookkeeping and recordkeeping at a fraction of the cost of in-house staff

•	Web Hosting: Full service web host including domain registration and online shopping cart tools

•	Web Design and Development: Customized web design and development services for a powerful web presence

•	Tax Preparation and Advisory Services: Expert tax planning and consultation for your business

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval

•	Business Plan Preparation: Professional business plan assistance providing a roadmap for success

•	Payroll: Payroll management processing and employee tax filing

For more information, go to www.newtekbusinessservices.com.

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

Contacts:

Newtek Business Services

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com